Exhibit 99.1

News Release	Contact:

For Immediate Release	James J. Hyland, VP Investor Relations
(636) 534-2369
Email: investor.relations@tlcvision.com
TLCVision Secures Extension of
Credit Facility Limited Waiver to November 15, 2009
ST. LOUIS, MO, October 22, 2009: TLC Vision Corporation (NASDAQ: TLCV) (TSX: TLC), North America’s premier eye care services company, today announced that it has secured from its lenders holding a majority amount of its secured credit facility, an extension to November 15, 2009 of the previously announced limited waiver with respect to its credit facility that expired on October 13, 2009, and of the forbearance with respect to certain payment obligations under the facility.
The credit agreement, dated June 21, 2007, as amended, provides for a US$85 million term loan and a US$25 million revolving credit line. As of September 30, 2009, the principal amount outstanding under the credit facility was approximately US $100.1 million.
The amendment to the limited waiver, dated as of October 13, 2009, provides an extension of the limited waiver through November 15, 2009 of specified defaults and provides that the lenders will, until November 15, 2009, forbear from exercising their rights arising out of the non-payment of certain principal, interest and other payments previously due. The limited waiver provides that the waiver period will terminate prior to November 15, 2009, if, among other things, (i) a restructuring monitor satisfactory to the steering committee for the lenders and the Company ceases to be retained by the Company to assist with the implementation of the restructuring of certain obligations and other liabilities of the Company and certain of its subsidiaries and certain related transactions, or (ii) the steering committee for the lenders reasonably determines that the Company is not making satisfactory progress with respect to the implementation and pursuit of such a restructuring. The Company has been, and continues to be, in discussions with the lenders regarding the proposed terms of such a restructuring.
A copy of the amendment to the limited waiver will be included as an exhibit to a Form 8-K to be filed promptly by the Company.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, Section 21E of the U.S. Securities Exchange Act of 1934 and Canadian Provincial Securities Laws, which statements can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “predict,” “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. We caution that all forward-looking information is inherently uncertain and that actual results may differ materially from the assumptions, estimates or expectations reflected in the forward-looking information. A number of factors could cause actual results to differ materially from those in forward-looking statements, including but not limited to economic conditions, the level of competitive intensity for laser vision correction, the market acceptance of laser vision correction, concerns about potential side effects and long term effects of laser vision correction, the ability to maintain agreements with doctors on satisfactory terms, quarterly fluctuation of operating results that make financial forecasting difficult, the volatility of the market price of our common shares, profitability of investments, successful execution of our direct-to-consumer marketing programs, the ability to open new centers, the reliance on key personnel, medical malpractice claims and the ability to maintain adequate insurance therefore, claims for federal, state and local taxes, compliance with industry regulation, compliance with U.S. and Canadian healthcare regulations, disputes regarding intellectual property, many of which are beyond our control.

Therefore, should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary significantly from what we currently foresee. Accordingly, we warn investors to exercise caution when considering any such forward-looking information herein and to not place undue reliance on such statements and assumptions. We are under no obligation (and we expressly disclaim any such obligation) to update or alter any forward-looking statements or assumptions whether as a result of new information, future events or otherwise, except as required by law.
See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward-looking statements. TLCVision assumes no obligation to update the information contained in this press release.
About TLCVision
TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers’ management, technology access service models, extensive optometric relationships, direct to consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers’ website www.tlcvision.com.
# # #

2